Exhibit 99.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is entered into by and between Francis A Amato (“Executive”) and electroCore, Inc., a Delaware corporation (the “Company”) (when collectively referenced herein, Executive and the Company shall be referred to as the “Parties”) and is made and entered into with reference to the following facts:

RECITALS

WHEREAS, Executive was employed by the Company pursuant to a letter agreement dated June 21, 2018 (the “Offer Letter”), and

WHEREAS, Executive’s last day of employment with the Company will be the earlier of such date as the Company hires a new Chief Executive Officer and a date to be mutually agreed between the Board of Directors and Executive, but on no event later than September 30, 2019, subject to mutual extension (the “Separation Date”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

AGREEMENT

1.    No Further Employee Benefits. (a)    Except as provided hereunder, all Company benefits due or owing to Executive in his capacity as an employee of the Company shall cease as of the Separation Date, other than employee indemnification rights under the Company’s governance documents and any rights under the Company’s directors’ and officers’ liability insurance policies. Effective as of the Separation Date, Executive shall be deemed to have resigned from the Company’s Board of Directors (“Board”).

2.    Payments to Executive from the Company. In exchange for agreeing to and complying with the terms of this Agreement (including the general release it contains), Executive will receive the following payments and benefits from the Company:

(a)    a one-time cash payment aggregating $800,000 (which amount is equivalent to twelve (12) months of salary at Executive’s base salary and annual target bonus per the Company’s Executive Severance Policy (the “Policy”)), less lawful deductions such as tax withholdings, FICA, and Medicare (the “Severance Payment”). Provided this Agreement has not been revoked by Executive as provided hereunder, the Severance Payment shall be paid in one-time lump sum on the first employee pay day under the Company’s regular payroll system following the Separation Date; and

(b)    Provided this Agreement has not been revoked by Executive as provided hereunder, if Executive properly elects to continue medical and dental coverage in accordance with the continuation requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), monthly during the twelve month period (the “COBRA Payment Period”) beginning with the calendar month starting with the month following the month that includes the Separation Date, the payment or reimbursement to Executive of the cost of the his monthly COBRA coverage premium. At the conclusion of the COBRA Payment Period, if eligible, Executive shall be entitled to continue COBRA coverage for the remainder of the COBRA period, if any, at Executive’s own expense.

3.    Company Equity. You and the Company acknowledge and agree that you currently hold options to purchase Company common stock (“Options”) and restricted stock units (“RSUs”). Such Options and RSUs will continue to vest and be exercisable in accordance with the applicable agreements pursuant to which they were issued and; provided you fulfill your obligations hereunder up to the Separation Date, will fully vest as of the Separation Date, after which all then-vested Options shall be exercisable until the one year anniversary of the Separation Date and the then-vested RSUs shall be settled in accordance with such agreements.

4.    No Other Payments, Remuneration, or Benefits. Executive acknowledges and agrees that Executive has been paid and/or has received all compensation, wages, bonuses, commissions, stock options and/or benefits to which he is entitled as of the date hereof and he is not entitled to any other compensation, wages, bonuses, commissions and/or benefits in his capacity as an employee of the Company. Company acknowledges and agrees that Executive does not owe Company any remuneration.

5.    Commitments by Executive; Transition Services. (a)    By signing this Agreement and accepting the consideration set forth herein, Executive agrees to be bound by the terms and obligations of this entire Agreement. Executive further acknowledges and agrees to continue to be bound by the terms and obligations contained in any separate agreement with the Company relating to confidentiality, assignment of intellectual property, and any restrictive covenant. Specifically, Executive acknowledge and agrees that he will continue to be bound by the Employment Termination Agreement with the Company dated June 21, 2018 and the related Executive Confidentiality and Assignment Agreement.

(b)    Executive hereby additionally agrees, to the extent not previously provided, to organize and transfer to the Company’s Chairman of the Board or designee all hardware, software, files, papers, draft or executed company contracts or agreements, notebooks, memoranda, letters, handbooks, manuals, customer lists and any other Company materials including all copies thereof (in whatever form) in Executive’s possession or control in your capacity as an employee relating to the Company or your employment (“Company Materials”); provided that the Company agrees that Executive shall be entitled to retain the laptop computer and cell phone currently utilized by Executive for Company business as well as the furniture and personal items previously purchased by you and located in the Company’s offices, and provide a written confirmation of such if requested by the Company; and (ii) provide voluntary transition services (by phone, e-mail or in-person) as reasonably requested by the Company until December 31, 2019 to transition to such Company personnel and to debrief and transition to such Company personnel such matters relating to your employment as were being handled by you or which were under your supervision as of the Separation Date, and to confer, answer questions, or otherwise provide input on matters that may arise pertaining to Company business in which you were involved or under your supervision as an employee of the Company. You acknowledge and agree that you shall not be entitled to any additional compensation for providing such assistance. The Parties agree to reasonably cooperate to schedule Executive’s obligations under this section so as to minimize any disruption to your other business activities, including any subsequent employment, and provided further that such services shall not exceed ten (10) hours per month.

(c)    Executive agrees, from time to time after the date hereof upon the reasonable request of the Company, to execute all patent applications, assignments and other documents, and to take all other steps, necessary to vest in the Company the right, title and interest in and to the intellectual property assigned by Executive pursuant to the your offer letter or otherwise conceived of or reduced to practice by the Executive in connection with your employment with the Company and to any and all patents obtainable therefor and/or related thereto in the United States and in foreign countries, and to take all actions as reasonably requested by the Company, at the Company’s expense, to secure and maintain all rights of the Company in and to such intellectual property. The provisions of this Section 5(c) shall terminate on the three year anniversary of the date of this Agreement or upon a sale or other change in control of the Company.

(d)    Executive agrees that following his execution of this Agreement, at the Company’s request, he shall assist and advise the Company in any investigation that may be performed by the Company or any government agency and any litigation in which the Company may become involved. Such assistance shall include Executive making himself reasonably available for interviews by the Company or its counsel, deposition and/or court appearances at the Company’s request. The Company shall attempt to schedule such assistance at mutually convenient times and places, taking into account any employment constraints that Executive may have. The Company shall pay Executive a mutually agreeable reasonable per diem rate for such service and reimburse Executive for reasonable expenses, such as telephone, travel, lodging and meal expenses, incurred by Executive at the Company’s request, consistent with the Company’s generally applicable policies for employee expenses. To the maximum extent permitted by law, Executive agrees that he will notify the Company’s Chief Executive Officer if he is contacted by any government agency, or by any person contemplating or maintaining any claim or legal action against the Company, or by any agent or attorney of such person, promptly following any such contact.

(e)    As a senior executive of the Company, the Company may be required to file a Form 8-K with the Securities Exchange Commission (or other appropriate form) and/or issue a press release relating to your separation from the Company. The Company agrees to provide you with a copy in advance of any such documents and review and consider in good faith your input and suggested changes to such documents before filing or issuance.

6.    Mutual Release of Claims. In exchange for the consideration provided herein, each of the Executive, on the one hand, and the Company and Insperity PEO Services, L.P. (“Insperity”), on other hand, hereby mutually expressly waives, releases, acquits and forever discharges the other and their respective current and former parent companies, predecessors, successors, assigns, divisions, subsidiaries, affiliates, officers, directors, executives, investors, stockholders, managers, supervisors, employees, agents, insurers, attorneys and representatives (the “Released Parties”), from any and all claims, demands, obligations and causes of action which such party has or claims to have, whether as an employee, stockholder, creditor or otherwise, whether known or unknown, of whatever nature, which have arisen or could have arisen or may exist as of the date that Executive signs this Agreement. As used in this Section, “claims,” “demands,” and “causes of action” include, but are not limited to, contract claims, equitable claims, fraud claims, tort claims, discrimination claims, harassment claims, retaliation claims, personal injury claims, constructive discharge claims, emotional distress claims, public policy claims, wage claims, claims for debts, accounts, attorneys’ fees, compensatory damages, punitive damages, and/or liquidated damages, claims for defamation, fiduciary duty claims, claims as a stockholder or creditor of the Company, and any and all claims arising under the federal Age Discrimination in Employment Act, the federal Americans with Disabilities Act, the federal Family and Medical Leave Act, the federal Civil Rights Act of 1964, the federal Civil Rights Act of 1871, the federal Civil Rights Act of 1866, the federal Rehabilitation Act of 1973, (including the Equal Pay Act), the federal Executive Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Older Workers Benefit Protection Act and the Civil Rights Act of 1991, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Wage and Hour Act, and any federal or state securities laws, as each may have been or may be amended from time to time, and any other federal, state (whether New Jersey or otherwise) or local statute relating to any aspect of the employer/employee relationship (or the termination thereof), employment discrimination, or Executive’s capacity as a stockholder or creditor of the Company; provided, however, nothing herein shall limit or impede (i) any party’s right to pursue an administrative charge with, or participate in, any investigation before the Equal Employment Opportunity Commission (“EEOC”) to the extent applicable law renders a release of such actions unenforceable, and (ii) Executive’s rights to indemnification under the Company’s governance documents and any rights under the Company’s directors’ and officers’ liability insurance policies.

The parties also agree that Executive and Company shall not be entitled to any payments, benefits, rights or other consideration from Executive, the Company or Insperity resulting from or arising out of Executive’s employment with the Company or Insperity (including, without limitation, in respect of salary, benefits, capital raise, or other bonuses, holiday or sick time) or the termination thereof, other than as expressly set forth herein.

7.    Release of Unknown Claims. The parties understand and agree, in compliance with any statute or ordinance which requires a specific release of unknown claims or benefits, that this Agreement includes a release of unknown claims, and the parties hereby expressly waive and relinquish any and all claims, rights or benefits that each may have which are unknown at the time of the execution of this Agreement. The parties acknowledge that they may discover facts different from or in addition to those which now known or believed to be true and that this Agreement and the release set forth herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

8.    Sufficiency of Consideration. The parties acknowledge and agree that the consideration herein represents good and sufficient value for the releases and other agreements of the parties set forth in this Agreement.

9.    Consultation with an Attorney. Executive acknowledges that Executive has been advised to consult with an attorney of Executive’s choosing prior to entering into this Agreement.

10.    Acceptance of Agreement; Revocation Right. Executive has twenty-one (21) calendar days after receipt of this Agreement to consider this Agreement and Executive may revoke this Agreement at any time during the first seven (7) calendar days following Executive’s execution of this Agreement by delivering written notice of revocation to the Company (attention: Chairman of the Board), 150 Allen Road, Basking Ridge, NJ 07920, no later than the seventh (7th) calendar day after Executive’s execution of this Agreement.

11.    Effective Date of Agreement. This Agreement will become effective, irrevocable and fully enforceable on the eighth (8th) calendar day after the Executive signs this Agreement (“Effective Date”) provided that Executive has executed this Agreement in a timely manner as set forth herein and Executive has not exercised Executive’s right to revoke this Agreement as set forth in Section 10.

12.    Ownership of Claims. Executive represents and warrants that Executive is the sole and lawful owner of all rights, title, and interest in and to all released matters, claims and demands arising out of or in any way related to Executive’s employment with the Company or Insperity, the separation thereof and the other matters released herein.

13.    Mutual Successors and Assigns. Each of the parties hereto understand and agree that this Agreement and all of its terms shall be binding upon their respective representatives, heirs, executors, administrators, successors and assigns.

14.    Confidentiality; Return of Property. Executive understands and agrees that the terms and existence of this Agreement and any other terms or information relating to the separation of Executive’s employment with the Company or Insperity, including, without limitation, the existence, terms, and conditions of this Agreement are fully confidential and the parties agree that they will not disclose them to any other person or entity, except (a) to their respective attorneys, accountants and immediate family (provided that they agree to keep them confidential) and/or (b) if required by law to do so. Executive hereby agrees that he will promptly return to the Company all Company Materials as provided in Section 5(b) above.

15.    Non-Solicit; Non-Disparagement. The parties agree that they shall not at any time take any actions, make any statements, public or non-public, which are in any way damaging or disparaging to the reputation or image of the Executive, the Company, Insperity or any other Released Party. Any inquiries the Company receives from prospective employers shall be directed to the Company’s Chairman of the Board or Chief Executive Officer, who shall confirm Executive’s dates of employment and positions held and state that Company policy does not permit him or her to provide additional information. In addition to any restrictions contained in any other agreement, Executive hereby agrees that, until the twelve-month anniversary of the date of this Agreement, Executive shall not, directly or indirectly, solicit, hire or engage, or assist any third party with the hiring or engagement of, whether as an employee, consultant or otherwise, any employee or key consultant of the Company.

16.    Headings. The headings in each section herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.

17.    Integration. This Agreement constitutes an integrated, written contract, expressing the entire agreement between the Parties with respect to the subject matter hereof and supersedes in all respects any and all prior written or oral agreements between or among the parties, except for the surviving provisions of the Employment Termination Agreement and related confidentiality and assignment agreement, including, without limitation, the intellectual property assignment provisions. In this regard, Executive represents and warrants that Executive is not relying on any promises or representations which do not appear written herein. Executive further understands and agrees that this Agreement can be amended or modified only by a written agreement, signed by the Parties hereto.

18.    Severability. The parties agree that if any provision, or portion thereof, of this Agreement is held to be invalid or unenforceable or to be contrary to public policy or any law, for any reason, the remainder of the Agreement shall not be affected thereby.

19.    Remedies. If any party breaches the terms of this Agreement, the non-breaching parties will be entitled, in addition to right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed that money damages alone would be inadequate compensation and would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

20.    Third-Party Beneficiaries. Executive acknowledges and agrees that each of the Released Parties that is not a party hereto is an express third party beneficiary of the representations, warranties, covenants and agreements of Executive under this Agreement, may rely upon such representations, warranties, covenants and agreements of Executive under this Agreement and shall have the right to enforce, or pursue remedies under, this Agreement. The Company agree that all compensation to be paid under this Agreement is due solely from the Company and that Insperity has no obligation to pay any amounts hereunder, even though payment may be processed through Insperity.

21.    Execution by Counterparts/Facsimile. This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all Parties signed the same document.

22.    Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey, without regard to principles of conflict of laws. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the State of New Jersey, or if appropriate, a federal court located in

New Jersey (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof. If any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this Agreement. This Agreement and all of its terms shall be binding upon you, your representatives, heirs, executors, and administrators.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date provided below.

electroCore, Inc.

By:	/s/ Brian Posner
Name:	Brian Posner
Title:	Chief Financial Officer

Dated: June 10, 2019

Executive:

/s/ Francis R. Amato
Francis R. Amato
Dated: June 10, 2019